CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of China Digital Communication Group for the quarter ended September 30, 2007, I, Zhongnan Xu, Chief Executive Officer of China Digital Communication Group Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended September, 2007, fairly presents, in all material respects, the financial condition and results of operations of China Digital Communication Group

Date: November 13, 2007

CHINA DIGITAL COMMUNICATION GROUP

By:	/s/ Zhongnan Xu
Zhongnan Xu
Chief Executive Officer